ADDITION OF THE
       KOPP EMERGING GROWTH FUND CLASS C SHARES
                        TO THE
            FULFILLMENT SERVICING AGREEMENT
                        Between
                   KOPP FUNDS, INC.
                          and
           FIRSTAR MUTUAL FUND SERVICES, LLC
                 Dated October 1, 1997


WHEREAS, the above parties have entered into a Fulfillment Servicing Agreement (the "Agreement") whereby Firstar Mutual Fund Services ("FMFS") has agreed to provide fulfillment services to Kopp Funds, Inc. (the "Corporation"); and

WHEREAS, the parties would like to add Kopp Emerging
Growth Fund Class C Shares ("Class C") to the
Agreement;

NOW THEREFORE, the Corporation and FMFS agree to add
Class C to the Agreement and compensation for the addition of Class C is detailed on the following schedule.

Dated this 31st day of December, 1998.


KOPP FUNDS, INC.              FIRSTAR MUTUAL FUND SERVICES


BY:  /s/ Kathleen Tillotson   BY:  /s/ Joe Neuberger

            Literature Fulfillment Services
                  Annual Fee Schedule




          Separate Series of Kopp Funds, Inc.


           Name of Series               Date Added

        Emerging Growth Fund
             Class A                    October 1, 1997
             Class I                    October 1, 1997
             Class C                    December 31, 1998


Customer Service
           State registration compliance edits
           Literature database
           Record prospect request and profile
           Prospect servicing 8:00 am to 7:00 pm CT
           Recording and transcription of requests received off-hours Periodic reporting of leads to client
           Service Fee:   $0.99 / minute
                          $100 / month minimum
                          $780 one-time setup


Assembly and Distribution of Literature Requests
           Generate customized prospect letters
           Assembly and insertion of literature items
           Inventory tracking
           Inventory storage, reporting
           Periodic reporting of leads by state, items requested, market source
           Service Fee:   $0.45 / lead-insertion of up to 4 items/lead
                          $0.15 / additional inserts


Fees and out-of-pocket expenses are billed to fund monthly.